Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc J. Eisenberg, Robert G. Costantini and Christian G. Le Brun, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (2) any amendments to the foregoing Annual Report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc J. Eisenberg	Chief Executive Officer and President and Director (principal executive officer)	February 14, 2017
Marc J. Eisenberg

/s/ Jerome B. Eisenberg	Chairman of the Board	February 14, 2017
Jerome B. Eisenberg

/s/ Didier Delepine	Director	February 14, 2017
Didier Delepine

/s/ Marco Fuchs	Director	February 16, 2017
Marco Fuchs

/s/ John Major	Director	February 14, 2017
John Major

/s/ Gary H. Ritondaro	Director	February 14, 2017
Gary H. Ritondaro

/s/ Timothy Kelleher	Director	February 14, 2017
Timothy Kelleher

/s/ Constantine Milcos	Senior Vice President and Chief Accounting Officer (principal accounting officer)	February 15, 2017
Constantine Milcos

/s/ Robert G. Costantini	Executive Vice President and Chief Financial Officer	February 15, 2017
Robert G. Costantini
(principal financial officer)